4Q16/FY16 Earnings Release	Page 1 of 4

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com

F5 Networks Announces Fourth Quarter and Fiscal 2016 Results
SEATTLE, WA - October 26, 2016 - F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $525.3 million for the fourth quarter of fiscal year 2016, up 6 percent from $496.5 million in the prior quarter and 5 percent from $501.3 million in the fourth quarter of fiscal year 2015. For fiscal year 2016, revenue was $2.0 billion, up 4 percent from $1.92 billion last year.
GAAP net income for the fourth quarter was $108.9 million ($1.64 per diluted share) compared to $91.8 million ($1.37 per diluted share) in the third quarter of 2016 and $97.0 million ($1.36 per diluted share) in the fourth quarter a year ago. GAAP net income for the year was $365.9 million ($5.38 per diluted share) versus $365.0 million ($5.03 per diluted share) in fiscal year 2015.
Non-GAAP net income for the fourth quarter was $139.9 million ($2.11 per diluted share), compared to $121.7 million ($1.81 per diluted share) in the prior quarter and $130.7 million ($1.84 per diluted share) in the fourth quarter of fiscal 2015. For fiscal year 2016, non-GAAP net income was $496.2 million ($7.30 per diluted share) versus $480.3 million ($6.62 per diluted share) in fiscal year 2015.
A reconciliation of net income, earnings per share, and other measures on a GAAP to non-GAAP basis is included on the attached Consolidated Income Statements.
"Strengthening product sales in the second half of fiscal 2016 culminated in strong fourth quarter results and record annual revenue and earnings,” said John McAdam, F5 president and chief executive officer. “On a regional basis, Americas, APAC and Japan all delivered solid sequential and year over year sales growth, while sales in EMEA were down significantly from the fourth quarter a year ago.
“We believe there are several emerging market conditions that are driving an increased appeal of our products with our customers. These include the ability to orchestrate SSL traffic flows, provision our proxy based security solutions to deploy a consistent security stack across on-premise, off-premise and public cloud infrastructures, and customers moving workloads to public and private cloud architectures. We believe these trends, combined with our new product offerings will drive our business forward in fiscal 2017 and beyond.
“During the current quarter, we will complete the rollout of our refreshed BIG-IP appliance family called the iSeries. In addition to massive performance and scalability across the entire line, these programmable, software-defined hardware platforms included features designed to simplify private cloud deployments and hybrid-cloud build-outs. Although the first BIG-IP iSeries products only began shipping in mid-September, customer response has been very positive and we expect to see sales ramp steadily throughout the year. As we have said previously, we are confident that the launch of the iSeries and all the other new products we have introduced in the second half of fiscal 2016 will drive a re-acceleration of product revenue growth in fiscal 2017.”

4Q16/FY16 Earnings Release	Page 2 of 4

For the first quarter of fiscal 2017, ending December 31, the company has set a revenue target of $510 million to $520 million with a GAAP earnings target of $1.40 to $1.43 per diluted share. Excluding stock-based compensation expense and amortization of purchased intangible assets, the company's non-GAAP earnings target is $1.92 to $1.95 per diluted share.
A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	December 31, 2016

Reconciliation of Expected Non-GAAP First Quarter Earnings	Low	High
Net income	$92.1	$94.1
Stock-based compensation expense	$43.0	$43.0
Amortization of purchased intangible assets	$3.5	$3.5
Tax effects related to above items	$(12.6)	$(12.6)
Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$126.0	$128.0
Net income per share - diluted	$1.40	$1.43
Non-GAAP net income per share - diluted	$1.92	$1.95
Analyst/Investor Meeting
F5 will hold a meeting for analysts and investors at the InterContinental Chicago Magnificent Mile, from 8:00 a.m. to 12:30 p.m. Central Time on Thursday, November 17, 2016.
For more information and to register online, please visit: https://interact.f5.com/2017Q1S-Analyst-and-Investor-Meeting-NOV17_Landing-Page.html
The meeting will also be webcast live, beginning November 17th at 8:00 a.m. Central Time, and an archived version will be available through January 25, 2017. The link for the live webcast and the archived version is accessible from the Investor Relations Events page on f5.com.
About F5 Networks
F5 (NASDAQ: FFIV) provides solutions for an application world. F5 helps organizations seamlessly scale cloud, data center, telecommunications, and software defined networking (SDN) deployments to successfully deliver applications and services to anyone, anywhere, at any time. F5 solutions broaden the reach of IT through an open, extensible framework and a rich partner ecosystem of leading technology and orchestration vendors. This approach lets customers pursue the infrastructure model that best fits their needs over time. The world’s largest businesses, service providers, government entities, and consumer brands rely on F5 to stay ahead of cloud, security, and mobility trends. For more information, go to f5.com.
You can also follow @f5networks on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.

4Q16/FY16 Earnings Release	Page 3 of 4

Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, future financial performance, sequential growth, projected revenues including target revenue and earnings ranges, income, earnings per share, share amount and share price assumptions, demand for application delivery networking, application delivery services, security, virtualization and diameter products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, optimization, diameter and virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

4Q16/FY16 Earnings Release	Page 4 of 4

GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions. In addition, expense related to a jury verdict and other associated costs of that patent litigation have been excluded from GAAP net income for the purpose of measuring non-GAAP earnings and earnings per share in fiscal 2016.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, please see the section in our Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
# # # #

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$514,571	$390,460
Short-term investments	367,824	383,882
Accounts receivable, net of allowances of $2,062 and $1,979	268,175	279,434
Inventories	34,051	33,717
Deferred tax assets	51,601	50,128
Other current assets	52,579	50,519
Total current assets	1,288,801	1,188,140
Property and equipment, net	123,248	95,909
Long-term investments	276,375	397,656
Deferred tax assets	2,044	6,492
Goodwill	555,965	555,965
Other assets, net	59,890	68,128
Total assets	$2,306,323	$2,312,290
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$34,117	$50,814
Accrued liabilities	178,353	130,401
Deferred revenue	631,768	573,908
Total current liabilities	844,238	755,123
Other long-term liabilities	34,138	30,136
Deferred revenue, long-term	238,473	209,402
Deferred tax liabilities	4,212	901
Total long-term liabilities	276,823	240,439
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 65,315 and 70,138 shares issued and outstanding	13,191	10,159
Accumulated other comprehensive loss	(13,194)	(15,288)
Retained earnings	1,185,265	1,321,857
Total shareholders’ equity	1,185,262	1,316,728
Total liabilities and shareholders’ equity	$2,306,323	$2,312,290

F5 Networks, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net revenues
Products	$252,984	$257,719	$944,469	$991,539
Services	272,365	243,582	1,050,565	928,284
Total	525,349	501,301	1,995,034	1,919,823
Cost of net revenues (1)(2)
Products	43,591	44,505	166,624	174,225
Services	41,358	40,153	170,581	158,036
Total	84,949	84,658	337,205	332,261
Gross profit	440,400	416,643	1,657,829	1,587,562
Operating expenses (1)(2)
Sales and marketing	158,198	151,653	628,743	602,540
Research and development	83,746	77,665	334,227	296,583
General and administrative	35,193	39,726	138,431	135,540
Litigation expense	630	—	9,051	—
Total	277,767	269,044	1,110,452	1,034,663
Income from operations	162,633	147,599	547,377	552,899
Other income, net	268	1,865	2,514	8,445
Income before income taxes	162,901	149,464	549,891	561,344
Provision for income taxes	53,966	52,427	184,036	196,330
Net income	$108,935	$97,037	$365,855	$365,014

Net income per share — basic	$1.66	$1.37	$5.43	$5.07
Weighted average shares — basic	65,772	70,679	67,433	71,944

Net income per share — diluted	$1.64	$1.36	$5.38	$5.03
Weighted average shares — diluted	66,262	71,098	67,984	72,547

Non-GAAP Financial Measures
Net income as reported	$108,935	$97,037	$365,855	$365,014
Stock-based compensation expense (3)	38,317	41,634	156,760	145,553
Amortization of purchased intangible assets	3,462	3,409	13,902	13,231
Litigation expense	630	—	9,051	—
Tax effects related to above items	(11,433)	(11,414)	(49,385)	(43,461)
Net income excluding stock-based compensation expense, amortization of purchased intangible assets and litigation expense (non-GAAP) - diluted	$139,911	$130,666	$496,183	$480,337

Net income per share excluding stock-based compensation expense, amortization of purchased intangible assets and litigation expense (non-GAAP) - diluted	$2.11	$1.84	$7.30	$6.62

Weighted average shares - diluted	66,262	71,098	67,984	72,547

(1) Includes stock-based compensation expense as follows:
Cost of net revenues	$4,601	$3,723	$18,530	$14,220
Sales and marketing	15,203	13,992	61,165	56,754
Research and development	12,949	11,629	52,550	46,129
General and administrative	5,564	12,290	24,515	28,450
	$38,317	$41,634	$156,760	$145,553

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$2,706	$2,682	$10,705	$10,650
Sales and marketing	391	487	1,850	1,946
General and administrative	365	240	1,347	635
	$3,462	$3,409	$13,902	$13,231

(3)    Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Years Ended
	September 30,
	2016	2015
Operating activities
Net income	$365,855	$365,014
Adjustments to reconcile net income to net cash provided by operating activities:
Realized loss on disposition of assets and investments	693	282
Stock-based compensation	156,760	145,553
Provisions for doubtful accounts and sales returns	1,526	1,488
Depreciation and amortization	56,776	52,583
Deferred income taxes	2,967	(12,571)
Changes in operating assets and liabilities:
Accounts receivable	9,732	(38,680)
Inventories	(334)	(9,246)
Other current assets	(1,876)	(6,533)
Other assets	(712)	569
Accounts payable and accrued liabilities	33,217	39,521
Deferred revenue	86,931	146,561
Net cash provided by operating activities	711,535	684,541
Investing activities
Purchases of investments	(354,708)	(609,875)
Maturities of investments	418,821	461,327
Sales of investments	66,848	205,292
Increase in restricted cash	(3)	(357)
Acquisition of intangible assets	(4,750)	(6,779)
Purchases of property and equipment	(63,488)	(60,307)
Net cash provided by (used in) investing activities	62,720	(10,699)
Financing activities
Excess tax benefit from stock-based compensation	2,608	9,517
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	44,869	40,439
Repurchase of common stock	(700,124)	(606,858)
Net cash used in financing activities	(652,647)	(556,902)
Net increase in cash and cash equivalents	121,608	116,940
Effect of exchange rate changes on cash and cash equivalents	2,503	(7,982)
Cash and cash equivalents, beginning of year	390,460	281,502
Cash and cash equivalents, end of year	$514,571	$390,460